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                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                                       TO

                     JPMORGAN CHASE BANK (formerly known as

                            THE CHASE MANHATTAN BANK)

                   (successor to Morgan Guaranty Trust Company
                                  of New York,
                  formerly Guaranty Trust Company of New York)


                                As Trustee under
                  The Cleveland Electric Illuminating Company's
                           Mortgage and Deed of Trust,
                               Dated July 1, 1940

                               ------------------

                       Eighty-third Supplemental Indenture

                            DATED AS OF May 15, 2002

                       First Mortgage Bonds, 2002 Series A



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


         Eighty-third Supplemental Indenture, dated as of May 15, 2002, made by and between THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a corporation organized and existing under the laws of the State of Ohio (the "Company"), and JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK) (successor to MORGAN GUARANTY TRUST COMPANY OF NEW YORK), a corporation organized and existing under the laws of the State of New York (the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated July 1, 1940, hereinafter mentioned:

                                    RECITALS

         In order to secure First Mortgage Bonds of the Company ("Bonds"), the Company has heretofore executed and delivered to the Trustee the Mortgage and Deed of Trust dated July 1, 1940 (the "1940 Mortgage") and 82 Supplemental Indentures thereto ("Supplemental Indentures"); and

         The 1940 Mortgage, as supplemented and modified by said Supplemental Indentures and by this Eighty-third Supplemental Indenture, will be hereinafter collectively referred to as the "Indenture" and this Eighty-third Supplemental Indenture will be hereinafter referred to as "this Supplemental Indenture"; and

         The Indenture provides among other things that the Company, from time to time, in addition to the Bonds authorized to be executed, authenticated and delivered pursuant to other provisions therein, may execute and deliver additional Bonds to the Trustee and the Trustee shall thereupon authenticate and deliver such Bonds to or upon the order of the Company; and

         The Company has determined to create pursuant to the provisions of the Indenture a new series of Bonds designated as "First Mortgage Bonds, 2002 Series A" (the "Bonds of 2002 Series A"), with the denominations, rates of interest, dates of maturity, redemption provisions and other provisions and agreements in respect thereof as in this Supplemental Indenture set forth; and

         The Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Supplemental Indenture in the form hereof for the purposes herein provided; and

         All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

         Now, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         That The Cleveland Electric Illuminating Company, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents and for other valuable considerations, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the Trust under the Indenture, for the benefit of those who shall hold the Bonds and coupons, if any, issued and to be issued thereunder and under this Supplemental Indenture as hereinafter provided, as follows:

                                   Article I

                        CONFIRMATION OF 1940 MORTGAGE AND
                             SUPPLEMENTAL INDENTURES

         The 1940 Mortgage (as modified in Article V of the Supplemental Indenture dated December 1, 1947, Article V of the Supplemental Indenture dated May 1, 1954, Article V of the Supplemental Indenture dated March 1, 1958,
Article V of the Supplemental Indenture dated January 15, 1969, Article III of the Supplemental Indenture dated November 23, 1976, Article III of the Supplemental Indenture dated April 15, 1985 and Article II of the Supplemental Indenture dated as of June 30, 1999) and the Supplemental Indentures dated July 1, 1940, August 18, 1944, December 1, 1947, September 1, 1950, June 1, 1951, May
1, 1954, March 1, 1958, April 1, 1959, December 20, 1967, January 15, 1969,
November 1, 1969, June 1, 1970, November 15, 1970, May 1, 1974, April 15, 1975,
April 16, 1975, May 28, 1975, February 1, 1976, November 23, 1976, July 26,
1977, September 27, 1977, May 1, 1978, September 1, 1979, April 1, 1980, April
15, 1980, May 28, 1980, June 9, 1980, December 1, 1980, July 28, 1981, August 1,
1981, March 1, 1982, July 15, 1982 , September 1, 1982, November 1, 1982,
November 15, 1982, May 24, 1983, May 1, 1984, May 23, 1984, June 27, 1984,
September 4, 1984, November 14, 1984, November 15, 1984, April 15, 1985, May 28,
1985, August 1, 1985, September 1, 1985, November 1, 1985, April 15, 1986, May
14, 1986, May 15, 1986, February 25, 1987, October 15, 1987, February 24, 1988,
September 15, 1988, May 15, 1989, June 13, 1989, October 15, 1989, January 1,
1990, June 1, 1990, August 1, 1990, May 1, 1991, May 1, 1992, July 31, 1992,
January 1, 1993, February 1, 1993, May 20, 1993, June 1, 1993, September 15,
1994, May 1, 1995, May 2, 1995, June 1, 1995, July 15, 1995, August 1, 1995,
June 15, 1997, August 1, 1997, October 15, 1997, June 1, 1998, October 1, 1998,
October 1, 1998, April 1, 1999, June 30, 1999 and January 15, 2000 respectively, are hereby in all respects confirmed.

                                   Article II

               CREATION, PROVISIONS, REDEMPTION, PRINCIPAL AMOUNT
                       AND FORM OF BONDS OF 2002 SERIES A

Section 1. The Company hereby creates a new series of Bonds to be authenticated and delivered under and secured by the Indenture and to be designated as "First Mortgage Bonds, 2002 Series A" of the Company and hereinabove and hereinafter called the "Bonds of 2002 Series A". The Bonds of 2002 Series A shall be limited to an aggregate principal amount of $358,500,000.00. The Bonds of 2002 Series A shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respect be subjected to, all of the terms, conditions and covenants of the Indenture.

Section 2. The Bonds of 2002 Series A shall be dated the date of authentication, shall mature on May 15, 2003 and shall bear interest as stated in the form of the Bonds of 2002 Series A hereinafter set forth.

Section 3. The Bonds of 2002 Series A shall be payable, both as to principal and interest, at the offices of the Company, 76 South Main Street, Akron, Ohio 44308; and shall be payable in any coin or currency of the Untied States of America which at the time of payment shall be legal tender for the payment of public and private debts.

Section 4. The Bonds of 2002 Series A shall be issued only as one fully registered Bond in the denomination of $358,500,000.

Section 5. In the manner and subject to the limitations provided in the Indenture and this Supplemental Indenture, the Bonds of 2002 Series A may be transferred on the books of the Company without charge, except for any tax or taxes or other governmental charges incident to such transfer.

Section 6. The Bonds of 2002 Series A shall be redeemable as provided in the form of the Bonds of 2002 Series A hereinafter set forth.

Section 7. The form of the fully registered Bonds of 2002 Series A and of the Trustee's certificate of authentication thereon, shall be substantially as follows:

                [FORM OF FULLY REGISTERED BOND OF 2002 SERIES A]


    THE BONDS OF 2002 SERIES A HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE SOLD OR TRANSFERRED ONLY IF SO REGISTERED OR IF AN
                   EXEMPTION FROM REGISTRATION IS AVAILABLE.


                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
                Incorporated under the laws of the State of Ohio

                       FIRST MORTGAGE BOND, 2002 SERIES A

No.                                                                 $

          THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a company organized and existing under the laws of the State of Ohio (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to, or registered assigns, the sum of ______________ Dollars ($____________) together with interest thereon at the rate of 4.925% per annum, on May 15, 2003, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.


         The interest hereon shall accrue from the date of original issuance hereof until maturity, or, in case the Bonds of 2002 Series A (as hereinafter defined) are duly called for redemption in accordance with the second succeeding paragraph, until the redemption date, or, in the case of any default by the Company in the payment of the principal due on the Bonds of 2002 Series A, until the Company's obligation with respect to the payment of the principal hereof shall be discharged as provided in the Indenture hereinafter referred to. Interest hereon shall be payable only at maturity or on said redemption date and in each case shall be payable to the person to whom principal is payable.

         This Bond is one of the duly authorized Bonds of the Company (herein called the "Bonds"), all equally secured by a Mortgage and Deed of Trust dated July 1, 1940, executed by the Company to Guaranty Trust Company of New York as Trustee under which JPMorgan Chase Bank (formerly known as The Chase Manhattan
Bank) is successor trustee (herein called the "Trustee"), and all indentures supplemental thereto (said Mortgage as so supplemented herein called the "Indenture") to which reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owner or owners of the Bonds and of the trustee in respect thereof and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is the only Bond of a series designated as the First Mortgage Bonds, 2002 Series A (herein called the "Bonds of 2002 Series A") limited in aggregate principal amount to $358,500,000.00 and secured by the Indenture and described in the Eighty-third Supplemental Indenture dated as of May 15, 2002, between the Company and the trustee (herein called the "Supplemental Indenture").

         The Bonds of 2002 Series A are subject to redemption prior to maturity, in whole but not in part, at the option of either the Company or the registered owner thereof, upon notice given to the other party not less than one day prior to the date selected for redemption, at a price equal to 100% of the principal amount thereof, together with accrued interest thereon.

         To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected, by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alternation; provided, however, that no such modification or alternation shall be made which will affect the terms of payment on this Bond. Pursuant to the Nineteenth Supplemental Indenture dated November 23, 1976 between the Company and the Trustee, the Company has reserved the right to modify the Indenture to except and exclude nuclear fuel (to the extent, if any, not otherwise excepted and excluded) from the lien and operation thereof without any vote, consent or other action by the holders of Bonds.

         If an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

         No recourse shall be had for the payment on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution or statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

         This Bond shall not be entitled to any benefit under the Indenture or any indenture supplement thereto, or become valid or obligatory for any purpose, until the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate of authentication endorsed hereon.

         IN WITNESS WHEREOF, The Cleveland Electric Illuminating Company has cause this Bond to be signed in its name by its President or a Vice President and its corporate seal to be hereto affixed and attested by its Corporate Secretary or an Assistant Corporate Secretary.

Dated:

                        THE CLEVELAND ELECTRIC ILLUMINATING COMPANY



                        By:__________________________________
                                          Vice President

ATTEST:



By:____________________
   Corporate Secretary





                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This Bond is one of the Bonds of the series designated and described in the within-mentioned Indenture and Supplemental Indenture.

                                     JPMORGAN CHASE BANK
                                     Trustee


                                     By:_________________________________
                                               Authorized Officer


              [END FORM OF FULLY REGISTERED BOND OF 2002 SERIES A]

                                  Article III

                                   THE TRUSTEE

Section 1. The Trustee hereby accepts the trusts hereby declared and provided upon the terms and conditions in the Indenture set forth and upon the terms and conditions set forth in this Article III.

Section 2. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate.

                                   Article IV

                            MISCELLANEOUS PROVISIONS

         This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

                                    EXECUTION

         IN WITNESS WHEREOF, said The Cleveland Electric Illuminating Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Corporate Secretary or an Assistant Corporate Secretary, and said JPMorgan Chase Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents or one of its Trust Officers and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its Assistant Trust Officers or Assistant Secretaries, all as of the day and year first above written.

                                THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                                By:__________________________________
                                                  Senior Vice President



ATTEST:____________________
       Corporate Secretary


Signed, sealed and acknowledged by
The Cleveland Electric Illuminating Company in the present of


-----------------------------
Matthew R. Wushinske


-----------------------------
Nadine M. Stith
        As witnesses

                                          JPMORGAN CHASE BANK

                                 By:__________________________________



Attest:____________________

Signed, sealed and acknowledged by
         JPMorgan Chase Bank
In the present of



-----------------------------



-----------------------------
        As witnesses

STATE OF OHIO              )
                           )SS.:
COUNTY OF SUMMIT           )

         On this 29th day of May, 2002, before me personally appeared Richard H. Marsh and Nancy C. Ashcom to me personally known, who being by me severally duly sworn, did say that they are a Senior Vice President and Corporate Secretary, respective, of The Cleveland Electric Illuminating Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.



                                   -------------------------------------
                                      Susie M. Hoisten, Notary Public
                                        Residence - Summit County
                                      State Wide Jurisdiction, Ohio
                                   My Commission Expires December 9, 2006

STATE OF NEW YORK              )
                               ) SS.:
COUNTY OF NEW YORK             )

         On this 29th day of May, 2002, before me personally appeared _____________ and __________________ to me personally known, who being by me severally duly sworn, did say that they are a _______________ and _________________, respective, of JPMorgan Chase Bank, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.



                               ---------------------------------
                                        Notary Public
                                Notary Public, State of New York



















This Instrument Prepared by FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308

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